UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 11, 2016 (May 10, 2016)

LINN ENERGY, LLC

(Exact name of registrant as specified in its charter)

Delaware	000-51719	65-1177591
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Travis, Suite 5100 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

(281) 840-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 11, 2016, Linn Energy, LLC (the “Company”), LinnCo, LLC, an affiliate of the Company (“LinnCo”), certain of the Company’s direct and indirect subsidiaries (collectively with the Company, the “LINN Debtors”), and Berry Petroleum Company, LLC (“Berry” and, collectively with the LINN Debtors and LinnCo, the “Debtors”), filed voluntary petitions (the “Bankruptcy Petitions”) for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Court”). The Debtors have filed a motion with the Court seeking joint administration of their Chapter 11 cases under the caption In re Linn Energy, LLC., et al., Case No. 16-60040 (the “Chapter 11 Cases”).

Prior to the filing of the Bankruptcy Petitions, on May 10, 2016, the Debtors entered into a restructuring support agreement (the “Restructuring Support Agreement”) with certain holders (the “Consenting Creditors”) collectively holding or controlling at least 66.67% by aggregate outstanding principal amounts under (i) the Company’s Sixth Amended and Restated Credit Agreement, dated as of April 24, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “LINN Credit Facility”) and (ii) Berry’s Second Amended and Restated Credit Agreement, dated as of November 15, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Berry Credit Facility”).

The Restructuring Support Agreement sets forth, subject to certain conditions, the commitment of the Debtors and the Consenting Creditors to support a comprehensive restructuring of the Debtors’ long-term debt (the “Restructuring Transactions”). The Restructuring Transactions will be effectuated through one or more plans of reorganization (the “Plan”) to be filed in the Chapter 11 Cases.

The Company expects ordinary-course operations to continue substantially uninterrupted during and after the Chapter 11 Cases. The Restructuring Support Agreement provides that the Consenting Creditors will support the use of the LINN Debtors’ and Berry’s cash collateral under specified terms and conditions, including adequate protection terms.

Certain principal terms of the Plan are outlined below:

•	Claims under the LINN Credit Facility will receive participation in a new Company $2.2 billion reserve-based and term loan credit facility, as described further below (the “New LINN Exit Facility”), and payment of the remainder of claims under the LINN Credit Facility (if any) in cash or, to the extent not viable, a later-agreed-upon alternative consideration.

•	The Company’s 12.00% Senior Secured Second Lien Notes due December 2020 (the “LINN Second Lien Notes”) will be allowed as a $2 billion unsecured claim consistent with the settlement agreement, dated April 4, 2016, entered into between the Company and certain holders of the LINN Second Lien Notes.

•	Unsecured claims against the LINN Debtors, including under the LINN Second Lien Notes and the Company’s unsecured notes, will convert to equity in the reorganized Company or reorganized LinnCo (the “New LINN Common Stock”) in to-be-determined allocations.

•	The Restructuring Support Agreement contemplates that Berry will separate from the LINN Debtors under the Plan. Claims under the Berry Credit Facility will receive participation in a new Berry exit facility, if any, and a to-be-determined allocation of equity in reorganized Berry (the “New Berry Common Stock”).

•	Unsecured claims against Berry, including under Berry’s unsecured notes, will receive a to-be-determined allocation of New Berry Common Stock up to the full amount of Berry’s unencumbered collateral and/or collateral value in excess of amounts outstanding under the Berry Credit Facility.

•	Cash payments under the Plan may be funded by rights offerings or other new third party investments. The Restructuring Support Agreement contemplates that Berry may undertake a marketing process for the opportunity to sponsor its Plan.

•	All existing equity interests of the Company, LinnCo and Berry will be extinguished without recovery.

The New LINN Exit Facility will consist of (i) a term loan in the amount of $800 million (the “New LINN Term Loan”) and (ii) a revolving loan in the initial amount of $1.4 billion (the “New LINN Revolving Loan”). The New LINN Term Loan will mature on the earlier of June 30, 2021, or the day prior to the fourth anniversary of the date of emergence from bankruptcy (the “Closing Date”), with interest payable at LIBOR plus 7.50% and amortized principal payments payable quarterly, beginning March 31, 2017. The New LINN Revolving Loan will be composed of two tranches as follows: (a) a Conforming Tranche with an initial amount of $1.2 billion subject to the Borrowing Base (the “Conforming Tranche”), and (b) a Non-Conforming Tranche with an initial amount of $200 million (the “Non-Conforming Tranche”). The Conforming Tranche will mature on the earlier of June 30, 2021, or the day prior to the fourth anniversary of the Closing Date, with an interest rate of LIBOR plus 3.50%. The Non-Conforming Tranche will mature on the earlier of December 31, 2020, or the day prior to the date that is three years and six months after the Closing, with an interest rate of LIBOR plus 5.50%. The New LINN Exit Facility is subject to a variety of other terms and conditions including conditions precedent to funding, financial covenants and various other covenants and representations and warranties.

The Plan will provide for the establishment of a customary management incentive plan at the Company and Berry under which no less than 10% of the New LINN Common Stock and New Berry Common Stock, respectively, will be reserved for grants made from time to time to the officers and other key employees of the respective reorganized entities. The Plan will provide for releases of specified claims held by the Debtors, the Consenting Creditors, and certain other specified parties against one another and for customary exculpations and injunctions.

The Restructuring Support Agreement obligates the Debtors and the Consenting Creditors to, among other things, support and not interfere with consummation of the Restructuring Transactions and, as to the Consenting Creditors, vote their claims in favor of the Plan. The Restructuring Support Agreement may be terminated upon the occurrence of certain events, including the failure to meet specified milestones relating to the filing, confirmation, and consummation of the Plan, among other requirements, and in the event of certain breaches by the parties under the Restructuring Support Agreement. The Restructuring Support Agreement is subject to termination if the effective date of the Plan has not occurred within 250 days of the filing of the Bankruptcy Petitions. There can be no assurances that the Restructuring Transactions will be consummated.

A copy of the Restructuring Support Agreement is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K (this “Form 8-K”). The foregoing description of the Restructuring Support Agreement is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Restructuring Support Agreement.

Item 1.03	Bankruptcy or Receivership.

As described above, on May 11, 2016, the Debtors filed the Bankruptcy Petitions in the Court seeking relief under the provisions of Chapter 11 of the Bankruptcy Code. The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court.

Court filings and other information related to the Bankruptcy Petitions are available at a website administered by the Company’s claims agent, Prime Clerk LLC, at https://cases.primeclerk.com/linn.

The information set forth above in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The filing of the Bankruptcy Petitions described above in Item 1.03 constitutes an event of default that accelerated the Company’s and Berry’s respective obligations under the following debt instruments (the “Debt Instruments”):

•	The Company’s Sixth Amended and Restated Credit, dated as of April 24, 2013, by and among the Company, the guarantors named therein, Wells Fargo Bank, National Association, as administrative agent, and each of the lenders party thereto, as amended from time to time;

•	The Company’s 6.50% Senior Notes due May 2019, issued pursuant to the indenture, dated May 13, 2011, between the Company, LINN Energy Finance Corp. (“LEF”), the guarantors named therein and U.S. Bank National Association, as trustee, as supplemented;

•	The Company’s 6.25% Senior Notes due November 2019, issued pursuant to the indenture, dated March 2, 2012, between the Company, LEF, the guarantors named therein and U.S. Bank National Association, as trustee;

•	The Company’s 8.625% Senior Notes due April 2020, issued pursuant to the indenture, dated April 6, 2010, between the Company, LEF, the guarantors named therein and U.S. Bank National Association, as trustee, as supplemented;

•	The Company’s 12.00% Senior Secured Second Lien Notes due December 2020, issued pursuant to the indenture, dated November 20, 2015, between the Company, LEF, the guarantors named therein and U.S. Bank National Association, as trustee;

•	The Company’s 7.75% Senior Notes due February 2021, issued pursuant to the indenture, dated September 13, 2010, between the Company, LEF, the guarantors named therein and U.S. Bank National Association, as trustee;

•	The Company’s 6.50% Senior Notes due September 2021, issued pursuant to the indenture, dated September 9, 2014, between the Company, LEF, the guarantors named therein and U.S. Bank National Association, as trustee;

•	Berry’s Second Amended and Restated Credit Agreement, dated as of November 15, 2010, by and among Berry, Wells Fargo Bank, N.A., as administrative agent and each of the lenders party thereto, as amended from time to time;

•	Berry’s 6.75% Senior Notes due November 2020, issued pursuant to the indenture, dated November 1, 2010, between Berry and Wells Fargo Bank, National Association, as trustee; and

•	Berry’s 6.375% Senior Notes due September 2022, issued pursuant to the indenture, dated March 9, 2012, between Berry and Wells Fargo Bank, National Association, as trustee.

The Debt Instruments provide that as a result of the Bankruptcy Petitions the principal and interest due thereunder shall be immediately due and payable. Any efforts to enforce such payment obligations under the Debt Instruments are automatically stayed as a result of the Bankruptcy Petitions, and the creditors’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.

Item 7.01	Regulation FD Disclosure.

The Company, LinnCo, and Berry previously entered into confidentiality agreements with certain holders of the LINN Second Lien Notes and the Company’s and Berry’s unsecured notes (“Confidentiality Agreement Parties”). The Company entered into comprehensive restructuring negotiations with the Confidentiality Agreement Parties, which the Company expects to continue. The Confidentiality Agreement Parties have not reached agreement regarding the terms of a restructuring transaction.

Pursuant to the confidentiality agreements, the Company agreed to publicly disclose certain confidential information provided to the Confidentiality Agreement Parties (the “Cleansing Materials”). Copies of the Cleansing Materials, including (i) a diligence presentation provided to the Confidentiality Agreement Parties, (ii) a proposal from the Company to certain of its creditors (the “Company Proposal”) and (iii) a proposal from an ad hoc group of the holders of the Company’s senior unsecured notes (the “Unsecured Group Proposal”), are attached as Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, respectively, to this Form 8-K.

In addition, in connection with the filing of the Bankruptcy Petitions, the Company issued a press release on May 11, 2016, a copy of which is attached as Exhibit 99.4 to this Form 8-K.

Any financial projections or forecasts included in the Cleansing Materials were not prepared with a view toward public disclosure or compliance with the published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. The projections do not purport to present the Company’s financial condition in accordance with accounting principles generally accepted in the United States. The Company’s independent accountants have not examined, compiled or otherwise applied procedures to the projections and, accordingly, do not express an opinion or any other form of assurance with respect to the projections. The inclusion of the projections therein should not be regarded as an indication that the Company or its affiliates or representatives consider the projections to be a reliable prediction of future events, and the projections should not be relied upon as such. Neither the Company nor any of its affiliates or representatives has made or makes any representation to any person regarding the ultimate outcome of the Company’s restructuring compared to the projections, and none of them undertakes any obligation to publicly update the projections to reflect circumstances existing after the date when the projections were made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the projections are shown to be in error.

The information included in this Form 8-K under Item 7.01 and Exhibit 99.1, Exhibit 99.2, Exhibit 99.3 and Exhibit 99.4 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, unless the registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K and the related exhibits contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, including those relating to the intent, beliefs, plans or expectations of the Company are based upon current expectations and are subject to a number of risks, uncertainties and assumptions. It is not possible to predict or identify all such factors and the following list should not be considered a complete statement of all potential risks and uncertainties relating to the filing of the Bankruptcy Petitions by the Debtors, including, but not limited to: (i) the Company’s ability to obtain the Court’s approval with respect to motions or other requests made to the Court in the Chapter 11 Cases, including maintaining strategic control as debtor-in-possession, (ii) the ability of the Company and its subsidiaries to negotiate, develop, confirm and consummate a plan of reorganization, (iii) the effects of the filing of the Bankruptcy Petitions on the Company’s business and the interests of various constituents, (iv) the Court rulings in the Chapter 11 Cases, as well the outcome of all other pending litigation and the outcome of the Chapter 11 Cases in general, (v) the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 proceedings, (vi) risks associated with third party motions in the Chapter 11 Cases, which may interfere with the Company’s ability to confirm and consummate a plan of reorganization, (vii) the potential adverse effects of the Chapter 11 proceedings on the Company’s liquidity or results of operations, (viii) increased advisory costs to execute the Company’s reorganization, (ix) the impact of a potential NASDAQ suspension of trading and commencement of delisting proceedings on the liquidity and market price of the units representing limited liability company interests of the Company (“units”) and on the Company’s ability to access the public capital markets, (x) the uncertainty that any trading market for units will exist or develop in the over-the-counter markets, and (xi) other risks and uncertainties. These risks and uncertainties could cause actual results to differ materially from those described in the forward-looking statements. For a more detailed discussion of risk factors, please see Part I, Item 1A, “Risk Factors” of the Company’s most recent Annual Report on Form 10-K for more information. The Company assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

10.1	Restructuring Support Agreement, dated as of May 10, 2016, by and among the Debtors and the supporting parties thereto.

99.1	Diligence Presentation, dated April 16, 2016.

99.2	Company Proposal, dated April 22, 2016.

99.3	Unsecured Group Proposal, dated April 20, 2016.

99.4	Press Release, dated May 11, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINN ENERGY, LLC

May 11, 2016	By:	/s/ Candice J. Wells
Candice J. Wells
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Restructuring Support Agreement, dated as of May 10, 2016, by and among the Debtors and the supporting parties thereto.

99.1	Diligence Presentation, dated April 16, 2016.

99.2	Company Proposal, dated April 22, 2016.

99.3	Unsecured Group Proposal, dated April 20, 2016.

99.4	Press Release, dated May 11, 2016.